UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2016

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on a Form 8-K dated August 3, 2016, relating to disclosures made under Item 2.02, Results of Operations and Financial Condition, associated with the release of preliminary financial results for the fiscal quarter and year ended June 30, 2016.

Item 2.02. Results of Operations and Financial Condition.

In a Form 8-K furnished on August 3, 2016 (the “August 3rd 8-K”), PAREXEL International Corporation (“PAREXEL” or the “Company”) reported net income for the quarter ended June 30, 2016 (“Q4”) of $44.3 million, earnings per diluted share of $0.83, adjusted net income of $50.3 million, and adjusted diluted earnings per share of $0.94, based upon 53.3 million shares outstanding.

Adjusted net income and adjusted diluted earnings per share excluded $1.6 million from the impact of net adjustments for acquisition and integration related charges in our PAREXEL Consulting segment; $1.9 million from the impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions; $4.4 million in severance, facility costs and changes in estimates related to the Margin Acceleration Program; $0.2 million in interest expense for legal settlements; and includes $2.1 million in unfavorable tax effects from these non-GAAP adjustments.

Subsequent to furnishing the earnings release in the August 3rd 8-K, PAREXEL filed its audited financial statements on Form 10-K on September 9, 2016 (the “10-K”). The preliminary financial statement accounts for Q4, as reflected in the results reported in the August 3rd 8-K, did not reflect immaterial adjustments, which were identified and recorded prior to the issuance of the audited financial statements reflected in the 10-K. As reported in the 10-K, the impact of these adjustments reduced net income for Q4 to $42.7 million and reduced earnings per diluted share to $0.80. Final adjusted net income for Q4 was $49.9 million. Final adjusted diluted earnings per shares for Q4 was unchanged at $0.94, based upon 53.3 million shares outstanding.

Final adjusted net income and adjusted diluted earnings per share excludes $1.6 million from the impact of net adjustments for acquisition and integration related charges in our PAREXEL Consulting segment; $3.3 million from the impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions; $4.4 million in severance, facility costs and changes in estimates related to the Margin Acceleration Program; $0.5 million in interest expense for legal settlements; and includes $2.6 million in unfavorable tax effects from these non-GAAP adjustments.

Full financial results of Q4 are reported in the 10-K. An updated version of the materials “Q4 Results and Trended Financial Information” is available on the Company’s website at www.parexel.com under “Investors.”

The information included in this Current Report on Form 8-K/A that is furnished pursuant to this Item 2.02 and Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section nor Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein shall not be incorporated by reference into any filing of PAREXEL, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	PAREXEL International Corporation
By:	/s/ Emma Reeve
Corporate Vice President and Interim Chief Financial Officer